Exhibit 4.18

TLP PROMISSORY NOTE

May 16, 2014

$50,000

FOR VALUE RECEIVED, Focus Venture Partners, Inc. and guarantor FTE Network Services, Inc. formerly Beacon Enterprise Solutions Group, Inc., or its subsidiaries and affiliates (collectively the “Maker”) hereby promise to pay TLP Investments, LLC (the “Payee”), at such place as Payee may, from time to time, designate, the principal sum of FIFTY THOUSAND DOLLARS ($50,000) in lawful money of the United States promptly on or before May 15, 2015.

Interest. Maker further promises to pay simple interest on the unpaid principal balance at the rate of 6% per annum commencing June 15, 2014, fully amortized over 12 months. Interest shall be calculated on the basis of a 365 day year and actual days elapsed.

Payment Schedule. This Note shall be paid in according to the following payment schedule unless otherwise modified in writing by the Maker:

a.	Initial payment of Principal and Interest shall be due on or before June 15, 2014 equal to the sum of $4,303.32; and

b.	Monthly Payments of Principal and Interest for 11 months shall be due on the fifteenth day of each successive month in equal sums of $4,303.32.

This is a fully amortized loan. The Maturity Date is May 15, 2015 at which time unpaid principal and interest, if any, shall be due and payable.

Prepayment. Notwithstanding any other provision hereof, the Maker shall be entitled to prepay the principal or any interest of this Note from time to time and at any time, in whole or in part, without premium or penalty. All payments and prepayments made hereunder shall be applied first to accrued interest, if any, and then to principal.

Late Charge for Overdue Payments. If the Payee has not received the full amount of any monthly payment by the end of ten (10) calendar days after the date it is due, Maker shall pay a late charge to the Borrower. The amount of the late charge will be ten percent (10%) of the overdue payment of Principal and interest, but in no event shall said amount be less than $100.00. Maker shall pay this late charge promptly but only once on each late payment.

Default. Maker shall be in default if any of the following events occur:

a.	If Maker does not pay the full amount of each monthly payment when it is due.

b.	If Maker does not pay the full amount due at Maturity.

c.	If Maker breaches any other terms of this Note or Maker fails to perform any obligation of Maker under the Note and such default continues for ten (10) days after written notice thereof from Payee to Maker; provided that if such default shall reasonably require longer than ten (10) days to cure, if Maker shall fail to commence to cure within such time and to diligently and continuously prosecute the curing of the breach to completion within thirty (30) days after such written notice from Maker to Payee. In no event shall any such default be uncured after thirty (30) days unless approved in writing by Payee.

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d.	If Maker fails to comply with any Federal, State or Local income or other tax or requirement.

e.	If Maker fails to comply with any federal, State or Local law, code, regulation or requirement.

f.	Maker becomes insolvent (however defined or evidenced), committing the act of bankruptcy, making an assignment fir the benefit of creditors or making or sending a notice of intended bulk transfer, or is a meeting of creditors is convened or a committee of creditors is appointed for, or any petition or proceeding for any relief under any bankruptcy, reorganization, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute now or hereinafter in effect (whether at law or in equity) is filed or commenced by or against Maker or any property of Maker, or the appointment of a receiver or trustee for Maker or any property of Maker.

No Waiver. No waiver of any breach or any term of this Note shall be construed as a waiver of any subsequent breach of that term or any other term of the same or different nature; and there shall be no binding modification of this Note except in writing executed by Payee.

Remedies Cumulative. Upon the occurrence of a default, the entire unpaid balance of Principal (including any additional payments (as described above) paid by Payee to or on behalf of Maker which shall be added to the principal hereof pursuant to the terms of this Note), together with all accrued interest thereon, and all other sums due and owing under this Note, at the option of Payee, shall become immediately due and payable without presentment, demand or further action of any kind. Even if, at a time when Maker is in default, the Payee does not require it to pay immediately in full as described above, the Payee will still have the right to do so at a later date (or if Maker is in default at a later time). The Payee can exercise all the remedies it has under this Note at the same time.

Default Rate of Interest. Upon a default, Payee may begin accruing interest on the unpaid Principal balance at a rate per annum equal to the interest rate provided for above plus five percent (5%); provided, however, that no interest shall accrue hereunder in excess of the maximum rate of interest then allowed by law. Maker agrees to pay such accrued interest on demand. The default rate of interest set forth herein is strictly a measure of liquidated damages to the Payee and is not meant to be construed as a penalty.

Payment of Note Holder’s Costs and Expenses. if the Payee has required Maker to pay immediately in full, the Payee will have the right to be paid back by Maker for all of its costs and expenses in enforcing this Note to the extent not prohibited by applicable law. Those expenses include, for example, reasonable attorneys’ fees, costs and expenses.

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CONFESSION OF JUDGMENT

FOLLOWING ANY DEFAULT OR EVENT OF DEFAULT HEREUNDER, SUBJECT TO APPLICABLE GRACE OR CURE PERIODS, MAKER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD IN THE STATE OF FLORIDA, COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE TO APPEAR AS ATTORNEY FOR MAKER AND ALL PERSONS CLAIMING UNDER OR THROUGH MAKER TO SIGN AN AGREEMENT IN ANY COMPETENT COURT AND, WITH OR WITHOUT COMPLAINT FILED, TO CONFESS JUDGMENT OR A SERIES OF JUDGMENTS AGAINST MAKER AND AGAINST ALL PERSONS CLAIMING THROUGH OR UNDER MAKER, IN FAVOR OF THE PAYEE AND ITS SUCCESSORS AND ASSIGNS, AS OF ANY TERM, FOR THE UNPAID BALANCE OF ALL PRINCIPAL, INTEREST AND ALL OTHER SUMS OWING UNDER THIS NOTE, TOGETHER WITH COSTS OF SUIT AND REASONABLE ATTORNEY’S FEES, BUT IN NO EVENT EXCEEDING $10,000, FOR COLLECTION, ON WHICH JUDGMENT OR JUDGMENTS ONE OR MORE EXECUTIONS MAY ISSUE FORTHWITH. FOR PURPOSES OF CONFESSING JUDGMENT AGAINST MAKER AND ALL PERSONS CLAIMING UNDER OR THROUGH MAKER, AS AFORESAID, THIS NOTE OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. MAKER HEREBY FOREVER WA IVES AND RELEASES ALL ERRORS IN SAID PROCEEDINGS, AND WAIVES STAY OF EXECUTION AND THE RIGHT OF INQUISITION AND EXTENSION OF TIME OF PAYMENT, AGREES TO CONDEMNATION OF ANY PROPERTY LEVIED UPON BY VIRTUE OF ANY SUCH EXECUTION, AND WAIVES ALL EXEMPTIONS FROM LEVY AND SALE OF ANY PROPERTY THAT NOW IS OR HEREAFTER MAY BE EXEMPTED BY LAW. THE AUTHORITY AND POWER HEREIN GRANTED SHALL NOT BE EXHAUSTED BY ANY EXERCISE OR ATTEMPTED EXERCISE THEREOF BUT MAY BE EXERCISED TO CONFESS JUDGMENT AS AFORESAID FROM TIME TO TIME. MAKER ACKNOWLEDGES THAT IT HAS KNOWINGLY AND VOLUNTARILY WAIVED THE RIGHT TO SERVICE AND NOTICE AND DESCRIBED ABOVE WITH THE ADVICE, OF COUNSEL.

______ Focus Venture Partners, Inc.

No Oral Modification. This Note may not be changed, modified or terminated rally, but only by an agreement in writing, signed by the party to be charged.

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Guaranty. FTE Network Services, Inc. formerly Beacon Enterprise Solutions, Inc. unconditionally an irrevocably guarantees to Payee the prompt and complete payment and performance of Maker when due (whether at the stated maturity, by acceleration or otherwise) of the Maker’s obligations under this Note.

Choice of Law. This Note shall be construed in accordance with, and be governed by, the laws of the State in which any legal proceedings are brought to enforce this Note, at Payee’s election, without regard to conflicts or choice of laws rules except to the extent any law, rule, regulations of the federal government of the United states of America maybe applicable, in which case such federal law, rule or regulation shall govern or control.

Jurisdiction and Venue. In connection with any legal proceedings that may be brought to enforce this Note and/or that are otherwise under or connected with this Note, Maker and Payee hereby agree and consent to the exclusive jurisdiction and venue of the federal and/or state courts situated in any county in the Commonwealth of Pennsylvania or the State of Florida, at Payee’s election, and fully and forever waive any affirmative defenses or other objections to such jurisdiction and/or venue elected by Payee.

Successor and Assigns. This Note shall be binding upon the successors, assigns, heirs, administrators and executors of the Maker and ensure to the benefit of the Payee, its successors, endorsees, assigns, heirs, administrators and executors.

Severability. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

IN WITNESS WHEREOF and intending to be legally bound hereby, the undersigned Maker has executed this Note as of the date first set forth above.

MAKER:

FOCUS VENTURE PARTNERS INC.

/s/ Michael Palleschi
By: Michael Palleschi, Chief Executive Officer

GUARANTOR:

FTE NETWORK. SERVICES, INC.
formerly BEACON ENTERPRISE SOLUTIONS, INC.

/s/ Michael Palleschi
By: Michael Palleschi, Chief Executive Officer

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